LOAN AGREEMENT


EQUITILINK LIMITED
HSBC BANK AUSTRALIA LIMITED


A$35,000,000 FACILITY


ALLEN ALLEN & HEMSLEY
The Chifley Tower
2 Chifley Square
Sydney  NSW  2000
Australia
Tel  61  2 9230 4000
Fax  61  2 9230 5333


(C) Copyright Allen Allen & Hemsley
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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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
TABLE OF CONTENTS

1.       Definitions and Interpretation                                                         1

         1.1      Definitions                                                                   1

         1.2      Interpretation                                                               10

         1.3      Document or agreement                                                        11

         1.4      Determination, statement and certificate                                     12

         1.5      Current accounting practice                                                  12

         1.6      Listing requirements included as law                                         12

2.       Purpose                                                                               12

3.       Facility                                                                              12

4.       Drawdown Notices                                                                      13

5.       Principal Amount of Loans                                                             13

         5.1      Principal amount of Loans                                                    13

         5.2      Number of Loans                                                              13

6.       Selection of Funding Periods                                                          13

7.       Interest                                                                              13

         7.1      Accrual                                                                      13

         7.2      Payment                                                                      14

8.       Fees                                                                                  14

         8.1      Line fee                                                                     14

9.       Cancellation of Commitment                                                            14

         9.1      During Availability Period                                                   14

         9.2      At end of Availability Period                                                14

10.      Repayment                                                                             14

11.      Payments                                                                              14


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LOAN AGREEMENT                                            ALLEN ALLEN & HEMSLEY
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
         11.1     Manner                                                                       14

         11.2     Payment to be made on Business Day                                           14

         11.3     Appropriation where insufficient moneys
                  available                                                                    15

         11.4     Tax                                                                          15

12.      Changes In Law                                                                        15

         12.1     Increased costs                                                              15

         12.2     Survival of obligations                                                      16

         12.3     Prepayment on increased costs                                                16

         12.4     Illegality                                                                   16

13.      Currency Indemnity                                                                    17

         13.1     General                                                                      17

         13.2     Reimbursement                                                                17

14.      Interest on Overdue Amounts                                                           17

         14.1     Accrual                                                                      17

         14.2     Payment                                                                      18

15.      Indemnities                                                                           18

16.      Control Accounts                                                                      18

17.      Conditions Precedent                                                                  18

         17.1     Conditions precedent to first Drawdown Notice                                18

         17.2     Conditions precedent to MaxiLink Shares
                  being counted for Weighted Average Security
                  Value                                                                        19

         17.3     Conditions precedent to each Loan                                            20

18.      Representations and Warranties                                                        20

         18.1     Representations and warranties                                               20

         18.2     Reliance on representations and warranties                                   23

19.      Undertakings                                                                          23

         19.1     General undertakings                                                         23

         19.2     Loan to Weighted Aggregate Security Value                                    29


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LOAN AGREEMENT                                            ALLEN ALLEN & HEMSLEY
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
         19.3     Other financial undertakings                                                 30

         19.4     Term of undertakings                                                         30

20.      Events of Default                                                                     30

         20.1     Events of Default                                                            30

         20.2     Consequences                                                                 34

21.      Expenses                                                                              34

22.      Stamp Duties                                                                          35

23.      GST                                                                                   35

24.      Set-Off                                                                               35

25.      Waivers, Remedies Cumulative                                                          36

26.      Severability of Provisions                                                            36

27.      Survival of Representations                                                           36

28.      Indemnity and Reimbursement Obligations                                               36

29.      Moratorium Legislation                                                                36

30.      Consents and Opinions                                                                 37

31.      Assignments                                                                           37

         31.1     Assignment by Borrower                                                       37

         31.2     Assignment by Lender                                                         37

         31.3     Disclosure                                                                   37

         31.4     Change of Lending Office                                                     38

         31.5     No increased costs                                                           38

32.      Notices                                                                               38

33.      Authorised Officers                                                                   38


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LOAN AGREEMENT                                            ALLEN ALLEN & HEMSLEY
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
34.      Governing Law and Jurisdiction                                                        38

35.      Counterparts                                                                          38

36.      Acknowledgement by Borrower                                                           39

Annexure A                                                                                     41

         Drawdown Notice                                                                       41

Annexure B                                                                                     42

         Verification Certificate                                                              42


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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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DATE                                                            October 25, 1999
-------------
PARTIES
-------------
1. EQUITILINK LIMITED (ACN 003 021 912) of Level 3, 190 George Street, Sydney, New South Wales, 2000 (the BORROWER); and

2. HSBC BANK AUSTRALIA LIMITED (ACN 006 434 162) of 1 O'Connell Street, Sydney, New South Wales, 2000 (the LENDER)
RECITAL
-------------

                The Borrower has requested the Lender to provide the Borrower with a facility under which loans of up to A$35,000,000 may be made available to the Borrower.
--------------------------------------------------------------------------------

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------
1.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise.

         ACCOUNTS means profit and loss accounts, balance sheets and cashflow statements together with any statements, reports (including any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

         ASSOCIATE in relation to an entity means:

         (a)     a Related Entity of that entity;

         (b) an entity, the trustee or manager of a trust, or the responsible entity of a Registered Scheme, which has a Controlling Interest in that entity, or a Related Entity of that entity;

         (c)     a Related Entity of an entity included in paragraph (b) or (e);

         (d) a director of that entity or of an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

         (e) a corporation, the trustee or manager of a trust or the responsible entity of a Registered Scheme in which one or more entity or person mentioned in paragraph (a), (b), (c), (d),
                 (e), (f) or (g) alone or together has a Controlling Interest;


                                                                          Page 1
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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         (f)     the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

         (g) an entity of which a director of that entity or a Related Entity of that entity is also a director.

         For the purposes of this definition:

         (i) where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

         (ii)    DIRECTOR has the meaning given in the Corporations Law; and

         (iii) a person has a CONTROLLING INTEREST in a corporation or trust if:

                  (A) the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

                  (B) the person has a relevant interest (as defined in the Corporations Law) in total in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

         ASX means the Australian Stock Exchange.

         ATTORNEY means any attorney appointed under this Agreement or any Collateral Security.

         AUTHORISATION includes:

         (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

         (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.


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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         AUTHORISED OFFICER means:

         (a) in respect of the Borrower, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Borrower by a notice to the Lender accompanied by certified copies of signatures of all new persons so appointed; and

         (b) in respect of the Lender, any person whose title or acting title includes the word MANAGER, DIRECTOR or PRESIDENT or cognate expressions, or any secretary or director.

         AVAILABILITY PERIOD means the period commencing on the date of this Agreement and ending on 19 October 2001.

         BBR for a period means the rate determined by the Lender to be its buying rate at or about 10am on the first day of the period for bills of exchange which are accepted by an Australian bank selected by the Lender and which have a term equivalent to the period. That buying rate will be expressed as a yield percent per annum to maturity. If there are no buying rates the rate will be the rate determined by the Lender to be its cost of funds.

         Rates will be expressed as a yield percent per annum to maturity.

         BILL means a BILL OF EXCHANGE as defined in the Bills of Exchange Act 1909.

         BUSINESS DAY means a weekday on which banks are open for business in Sydney.

         CHARGE means:

         (a) the deed dated 20 November 1998, as amended, between EHL, the Borrower and the Lender under which EHL and the Borrower charge all their assets and undertaking to secure the Secured Money; or

         (b) the deed dated 27 November 1998, as amended, between EAL and the Lender under which EAL charges all its assets and undertaking to secure the Secured Money.

         COLLATERAL SECURITY means any Security Interest, Guarantee or other document or agreement at any time created or entered into as security for any Secured Money.

         COMMITMENT means A$35,000,000 as reduced or cancelled under this Agreement.

         CURRENT MARKET VALUE means in relation to a listed Marketable Security the weighted average of all trades in that Marketable Security on the day on which it is calculated.

         DRAWDOWN DATE means the date on which any accommodation under this Agreement is or is to be drawn.

         DRAWDOWN NOTICE means a notice under clause 4.


                                                                          Page 3
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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         EAL means EquitiLink Australia Limited (ACN 002 123 364).

         EAL SHARE MORTGAGE means the share mortgage entered into on 27 November 1998 by EAL over the shares it holds in Ten Network Holdings Limited in favour of the Lender.

         EBIT means in respect of any period the consolidated profit of the Borrower and its controlled entities plus the amount of any Tax and Interest Expense for that period to the extent deducted in arriving at that profit, all as shown in the Accounts for that period.

         EHL means EquitiLink Holdings Limited (ACN 082 736 829).

         EIML means EquitiLink International Management Limited a company incorporated in the Channel Islands of Union House, Union Street, St Helier, Jersey Channel Islands.

         EIML FACILITY means the facility letter dated 29 July 1998 between EIML and the Lender as amended.

         EIML SHARE MORTGAGE means the share mortgage dated 29 July 1998 by EIML over the shares it holds in Ten Network Holdings in favour of the Lender.

         EL AUSTRALIAN SHARE MORTGAGE means any share mortgage entered into at any time by the Borrower over the shares it holds in Challenger International Limited in favour of the Lender.

         EL US SHARE MORTGAGE means any share mortgage entered into at any time by the Borrower over any shares it holds in The First Australia Fund, Inc. or The First Commonwealth Fund, Inc. in favour of the Lender.

         EUSA means EquitiLink USA, Inc. of Level 31, 45 Broadway, New York.

         EUSA SHARE MORTGAGE means any share mortgage entered into at any time by EUSA over any shares it holds in The First Australia Fund, Inc. or The First Commonwealth Fund, Inc. in favour of the Lender.

         ENVIRONMENTAL LAW means a provision of a law or a law, which relates to an aspect of planning, the environment or health.

         EVENT OF DEFAULT means any of the events specified in clause 20.

         FINANCE DEBT means any indebtedness, present or future, actual or contingent in respect of money borrowed or raised or any financial accommodation whatever. It includes indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, interest, gold or currency exchange, hedge or other arrangement of any kind, redeemable share, share the subject of a Guarantee, discounting arrangement, finance or capital Lease, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services


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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         paid for in advance by a financier or in relation to another financing transaction.

         FUNDING PERIOD means a period for the fixing of interest rates for, and the funding of, a Loan. That period commences on the Drawdown Date of that Loan and has a duration specified in the Drawdown Notice in respect of that Loan.

         GOVERNMENT AGENCY means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

         GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.

         GUARANTEE means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship. It includes any other obligation or irrevocable offer (whatever called and of whatever nature):

         (a)      to pay or to purchase;

         (b) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

         (c) to indemnify against the consequences of default in the payment of; or

         (d)      to be responsible otherwise for,

         an obligation or debt of another person, a dividend, distribution, capital or premium on shares or other interests, or the solvency or financial condition of another person.

         GUARANTOR means:

         (a)      EAL;

         (b)      EHL; or

         (c)      EIML.

         INTANGIBLE ASSETS means goodwill, patents, trade marks, design rights, franchises, licences, mastheads, future tax benefits, underwriting and formation expenses and any items which according to current accounting practice are regarded as intangible assets.

         INTELLECTUAL PROPERTY means any intellectual or industrial property including:

         (a) a patent, trade mark or service mark, copyright, registered design, trade secret or confidential information; or

         (b) a licence or other right to use or to grant the use of any of the above or to be the registered proprietor or user of any of the above.

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LOAN AGREEMENT                                             Allen Allen & Hemsley
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         INTEREST means all interest and amounts in the nature of interest or of similar effect to interest or regarded as interest according to current accounting practice.

         It includes dividends on any share included as Finance Debt, the interest component of rent under a finance lease or hire purchase arrangement, the discount and acceptance fee on bills of exchange, and line, commitment, letter of credit, guarantee and similar fees (but not unused line fees and establishment, arrangement and other up front fees).

         INTEREST EXPENSE in a period means all Interest payable by the Borrower and its controlled entities and accrued in that period on a consolidated basis as shown in the Accounts for that period.

         LEASE means:

         (a) any lease, charter, hire purchase or hiring arrangement of any property (including a right to use Intellectual Property or a franchise);

         (b) an agreement under which property is or may be used or operated by a person other than the owner; or

         (c) an agreement or arrangement under which property is or may be managed or operated by a person other than the owner, and the operator or manager or its Related Entity or Associate (whether in the same or another agreement or arrangement) is required to make or assure minimum, fixed or floating rate payments of a periodic nature.

         LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy.

         LOAN means each loan lent or to be lent under this Agreement that has the same Funding Period.

         LOAN TO WEIGHTED AGGREGATE SECURITY VALUE RATIO means at any time the aggregate amount of the principal outstanding under the EIML Facility and this Agreement at that time, expressed as a percentage of the Weighted Aggregate Security Value at that time. For example, if the aggregate principal outstanding is $105 and the Weighted Aggregate Security Value is $100, the Loan to Weighted Aggregate Security Value Ratio is 105%.

         MARGIN means 1% pa.

         MARKETABLE SECURITY has the meaning given in the Corporations Law, but also includes:

         (a) anything referred to in the exceptions to the definition of DEBENTURE in the Corporations Law;

         (b)      a unit or other interest in a trust or partnership;

         (c)      a negotiable instrument; and

         (d) a right or an option in respect of a Marketable Security, whether issued or unissued, including any of the above.

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LOAN AGREEMENT                                             Allen Allen & Hemsley
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         MATERIAL ADVERSE EFFECT means, in the reasonable opinion of the Lender, a material adverse effect on the ability of a Relevant Company to perform its obligations under a Transaction Document, on the security of the Lender or on the financial condition or business of a Relevant Company.

         MATERIAL DOCUMENT means:

         (a)      a Transaction Document; or

         (b) another document or agreement which is material to the business of the Borrower, the Mortgaged Property or the security of the Lender, or which is specified by the Lender as being so.

         MAXILINK means MaxiLink Limited (ACN 003 236 173).

         MAXILINK MORTGAGOR means a mortgagor under a MaxiLink Share Mortgage.

         MAXILINK SHARE MORTGAGE means any Security Interest entered into by any person over shares in MaxiLink in favour of the Lender.

         MORTGAGED PROPERTY means the property mortgaged or charged by a Charge, a Share Mortgage or any Collateral Security.

         NET WORTH means at any time Total Tangible Assets less Total Liabilities at that time.

         POTENTIAL EVENT OF DEFAULT means anything which with notice, time or both would become an Event of Default.

         POWER means a power, right, authority, discretion or remedy which is conferred on the Lender or a Receiver or Attorney by:

         (a)      any Transaction Document; or

         (b)      law in relation to a Transaction Document.

         PRINCIPAL OUTSTANDING means the total principal amount of all outstanding Loans.

         RECEIVER means a receiver or receiver and manager appointed under this Agreement or any Collateral Security.

         REGISTERED SCHEME has the meaning given to it in the Corporations Law.

         RELATED ENTITY means an entity which is related within the meaning of s50 of the Corporations Law, but as if SUBSIDIARY has the meaning given in this Agreement and BODY CORPORATE includes any entity (including a trust).

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LOAN AGREEMENT                                             Allen Allen & Hemsley
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         RELEVANT COMPANY means:

         (a)      the Borrower;

         (b)      a Guarantor;

         (c)      EUSA;

         (d)      any other Subsidiary of the Borrower or a Guarantor; or

         (e) another person who gives or creates Collateral Security (including a MaxiLink Mortgagor).

         REPAYMENT DATE means 19 October 2001.

         SATISFACTORY GUARANTEE means a Guarantee in respect of the Secured Money where the Lender has received documents or evidence in connection with the Guarantee satisfactory to the Lender (including, where requested, opinions).

         SECURED MONEY means all money which the Borrower (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Lender (whether alone or not) for any reason whatever under or in connection with a Transaction Document.

         It includes money by way of principal, interest, fees, costs, indemnities, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with a Transaction Document.

         Where the Borrower would have been liable but for its Liquidation, it will be taken still to be liable.

         SECURITY INTEREST includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

         (a) anything which gives a creditor priority to other creditors with respect to any asset; and

         (b) retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien.

         SHARE MORTGAGE means:

         (a)      the EAL Share Mortgage;

         (b)      the EIML Share Mortgage;

         (c)      the EL Australian Share Mortgage;

         (d)      any MaxiLink Share Mortgage;

         (e)      any EUSA Share Mortgage; or

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LOAN AGREEMENT                                             Allen Allen & Hemsley
--------------------------------------------------------------------------------
         (f)      any EL US Share Mortgage.

         SUBSIDIARY has the meaning given in the Corporations Law, but an entity will also be taken to be a Subsidiary of an entity if it is controlled by that entity (expressions used in this paragraph have the meanings given for the purposes of chapter 2M of the Corporations Law) and, without limitation:

         (a) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

         (b) an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

         SYSTEM means all equipment and computer systems (including hardware, equipment with embedded computer chips, software, networks, interfaces and data storage) used by the Borrower, a Guarantor and/or its Subsidiaries which are material to its core business.

         TAX includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount.

         TOTAL LIABILITIES means at any time the total amount shown by the latest Accounts of all liabilities of the Borrower and its controlled entities on a consolidated basis, including all provisions.

         TOTAL TANGIBLE ASSETS means at any time the total value of all assets of the Borrower and its controlled entities on a consolidated basis as shown by the latest Accounts but after deducting:

         (a)      all Intangible Assets; and

         (b) any amount by which the book value of an asset other than a listed Marketable Security is written up after the date of this Agreement except where it has been written up in accordance with a valuation by a qualified independent valuer approved by the Lender, where:

         (i) in respect of listed Marketable Securities, the value is the Current Market Value of those Marketable Securities; and

         (ii)     in respect of all other assets, the value is the book value.

         TRANSACTION DOCUMENT means:

         (a)      this Agreement;

         (b)      the EIML Facility;

         (c)      any Charge;

         (d)      any Share Mortgage;

         (e) any Guarantee given by a Guarantor which relates to any Secured Moneys;

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LOAN AGREEMENT                                             Allen Allen & Hemsley
--------------------------------------------------------------------------------
         (f) any hedging or futures arrangement entered into in relation to shares in The First Australian Fund, Inc.

         (g)      any Collateral Security;

         (h) any letter from the Lender to a Guarantor and/or the Borrower agreeing that a document or agreement is a Finance Document or Transaction Document for the purpose of a Charge or Share Mortgage;

         (i) any other document or agreement defined in the EIML Facility or this Agreement as a Transaction Document or Finance Document or which at any time the Lender and the Borrower agree is to be a Transaction Document for the purposes of this Agreement; or

         (j) a document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes a written undertaking by or to a party or its lawyers under or in relation to any of the above.

         UNDRAWN COMMITMENT means the Commitment less the total principal amount of all outstanding Loans.

         YEAR 2000 COMPLIANT means, in respect of a System, that neither its performance nor functionality is likely to be materially adversely affected by dates prior to, during or after the year 2000 and that, in particular:

         (a) no value for current date causes any interruption of the System;

         (b) date based functionality of the System behaves consistently for dates prior to, during and after year 2000;

         (c) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and

         (d)      the Year 2000 must be recognised as a leap year.

         WEIGHTED AGGREGATE SECURITY VALUE means at any time the market value at that time (as reasonably determined by the Lender) of all Marketable Securities which are Mortgaged Property multiplied by:

         (a)      0.5; or

         (b) where those Marketable Securities are shares in The First Australia Fund, Inc. which are the subject of a hedging arrangement acceptable to the Lender, 0.7.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and the converse.

         (b)      A gender includes all genders.

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         (c)      Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

         (e) A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

         (f) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

         (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (h) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

         (i) A reference to CONDUCT includes an omission, statement or undertaking, whether or not in writing.

         (j) Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

         (k) A reference to DISCOUNTING a Bill includes selling it as agent for the Borrower.

         (l) A reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

         (m) An Event of Default SUBSISTS until it has been waived in writing by the Lender.

         (n) A reference to an amount for which a person is CONTINGENTLY LIABLE includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

         (o)      All references to TIME are to Sydney time.

1.3      DOCUMENT OR AGREEMENT

         A reference to:

         (a) an AGREEMENT includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

         (b) a DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

1.4      DETERMINATION, STATEMENT AND CERTIFICATE

         Except where otherwise provided in this Agreement any determination, statement or certificate by the Lender or an Authorised Officer of the Lender provided for in this Agreement is conclusive. It binds the parties in the absence of manifest error.

1.5      CURRENT ACCOUNTING PRACTICE

         A reference to CURRENT ACCOUNTING PRACTICE is to accounting principles and practices applying by law or otherwise generally accepted in Australia, consistently applied. A reference to an accounting term is to be interpreted according to those principles and practices.

1.6      LISTING REQUIREMENTS INCLUDED AS LAW

         A listing rule or business rule of a stock exchange (as defined in s603 of the Corporations Law) will be regarded as a LAW.

2.       PURPOSE
--------------------------------------------------------------------------------

         The Borrower shall use the net proceeds of all Loans to purchase shares in The First Australian Fund, Inc. or The First Commonwealth Fund, Inc. and for no other purpose.

3.       FACILITY
--------------------------------------------------------------------------------

         (a) Subject to this Agreement, whenever the Borrower requests a Loan in a Drawdown Notice, the Lender will make available that Loan to the Borrower on the relevant Drawdown Date to the account specified in the Drawdown Notice.

         (b) The Lender need not make a Loan available if as a result the Principal Outstanding would exceed the Commitment.

         (c) The Borrower shall repay each Loan on the last day of its Funding Period except to the extent it is redrawn on that day.

         (d) If all or part of a Loan is redrawn on the last day of its Funding Period, then on that day the Borrower and the Lender will not be obliged to repay or make available the amount of the Loan which is being redrawn.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

4.       DRAWDOWN NOTICES

--------------------------------------------------------------------------------

         Whenever the Borrower wishes to make a drawing it shall give to the Lender an irrevocable Drawdown Notice substantially in the form of annexure A. That Drawdown Notice must be received by the Lender by 11am 3 Business Days before the proposed Drawdown Date (which must be a Business Day).

5.       PRINCIPAL AMOUNT OF LOANS
--------------------------------------------------------------------------------

5.1      PRINCIPAL AMOUNT OF LOANS

         The Borrower shall ensure that each Loan is a minimum of A$1,000,000 and a whole multiple of A$500,000 or the Undrawn Commitment.

5.2      NUMBER OF LOANS

         The Borrower shall ensure that there are no more than 5 Loans outstanding at any time.

6.       SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

         (a) Subject to this clause, the Borrower may only select Funding Periods of 30, 60 or 90 days.

         (b)      The Borrower may select any other period agreed by the Lender.

         (c) If a Funding Period ends on a day which is not a Business Day, that Funding Period will be extended to the next Business Day.

         (d) If a Funding Period of a number of months commences on a date in a month and there is no corresponding date in the month in which it is to end, it will end on the last Business Day of the latter month.

         (e) No Funding Period may extend beyond the Repayment Date. The Borrower shall select Funding Periods so as to ensure that the Repayment Date coincides with the last day of Funding Periods of all outstanding Loans.

         (f) If the Borrower fails to select Funding Periods complying with this clause the Lender may vary any Drawdown Notice to ensure compliance.

7.       INTEREST
--------------------------------------------------------------------------------

7.1      ACCRUAL

         Interest accrues from day to day on the outstanding principal amount of each Loan at the rate determined by the Lender to be the sum of the Margin and the BBR for the relevant Funding Period.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

7.2      PAYMENT

         The Borrower shall pay accrued interest in arrears on the last day of each Funding Period and on repayment or prepayment of all or the relevant part of the Loan.

8.       FEES
--------------------------------------------------------------------------------

8.1      LINE FEE

         (a) A line fee accrues at 0.20% per annum on the daily amount of the Commitment from the date of this Agreement.

         (b) The Borrower shall pay to the Lender the line fee in advance on the date of this Agreement and on the first Business Day of each calendar quarter calculated on the Commitment as at the date of payment. It is not refundable.

9.       CANCELLATION OF COMMITMENT
--------------------------------------------------------------------------------

9.1      DURING AVAILABILITY PERIOD

         On giving not less than 3 Business Days irrevocable notice to the Lender the Borrower may cancel all or part of the Undrawn Commitment during the Availability Period. A partial cancellation must be in a minimum of A$1,000,000 and a whole multiple of A$1,000,000 unless the Lender agrees otherwise.

9.2      AT END OF AVAILABILITY PERIOD

         At the close of business on the last day of the Availability Period the Commitment will be cancelled.

10.      REPAYMENT
--------------------------------------------------------------------------------

         (a) The Borrower shall repay the Principal Outstanding on the Repayment Date.

         (b) The Borrower may not repay all or any part of the Principal Outstanding other than on the last day of a Funding Period.

11.      PAYMENTS
--------------------------------------------------------------------------------

11.1     MANNER

         The Borrower shall make all payments under any Transaction Document:

         (a) by bank cheque delivered to the Lender at its address for service of notices or by transfer of immediately available funds to the account

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

                  specified by the Lender, in either case by 11am (local time) on the due date; and

         (b) without set-off, counterclaim or other deduction, except any compulsory deduction for Taxation.

 11.2 PAYMENT TO BE MADE ON BUSINESS DAY

         If any payment is due on a day which is not a Business Day, the due date will be the next Business Day.

11.3     APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

         The Lender may appropriate amounts it receives among amounts due as it sees fit. This will override any appropriation made by the Borrower.

11.4     TAX

         If the Borrower is required to deduct any tax from any payment (except a tax on the Lender's overall net income), then:

         (a) the Borrower must pay that amount to the appropriate authority and promptly give the Lender evidence of payment; and

         (b) the amount payable is increased so that (after deducting that tax and paying any taxes on the increased amount) the Lender receives the same amount it would have received had no deduction been made.

12.      CHANGES IN LAW
--------------------------------------------------------------------------------

12.1     INCREASED COSTS

         Whenever the Lender determines that a Change in Law (as defined below) has the effect of:

         (a) increasing the Lender's cost of funding or maintaining any Loan or the Commitment, or reducing the Lender's or any of its holding companies' return or amounts received in respect of any Transaction Document; or

         (b) reducing the Lender's or any of its holding companies' return on capital directly or indirectly allocated to any Loan or the Commitment (including because more capital needs to be allocated to any Loan or the Commitment or cannot be used elsewhere), then it will promptly notify the Borrower, who must pay the Lender the amount the Lender certifies is necessary to compensate it or the holding company (as the case may be). That certificate will give an outline of the calculation, and will be conclusive and bind the Borrower in the absence of manifest error.

         If the Borrower so requests, the Lender will use reasonable endeavours to avoid or minimise the effect, but it is not a defence that the effect could have been avoided or minimised.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------
         A CHANGE IN LAW is the introduction of, or a change in, any law, official directive, ruling or request or a change in its interpretation or application. If it does not have the force of law, it must be one with which responsible banks or financial institutions would comply. Without limitation, it includes any of these circumstances which relates to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).

12.2     SURVIVAL OF OBLIGATIONS

         This clause survives the repayment of any relevant Loan and the termination of this Agreement.

12.3     PREPAYMENT ON INCREASED COSTS

         (a)      Within 60 days after:

                  (i)      the Borrower receives a notice under clause 12.1; or

                  (ii) the Borrower becomes aware that as a result of the making of, or a change in the interpretation or application by any Government Agency of, any law or treaty, the Borrower is or will become obliged to make any additional payment under clause 11.4 or 23, the Borrower may notify the Lender that it wishes to prepay any Loan affected.

         (b) The notification will be irrevocable. The Borrower shall prepay in accordance with it on the last day of the relevant Funding Period current when the notification is given.

12.4     ILLEGALITY

         If the making of any law or treaty, or a change in the interpretation or application by any Government Agency of any law or treaty, makes it unlawful or impracticable for the Lender to make, fund or maintain the facility under this Agreement:

         (a) the Lender may terminate the Commitment by notice to the Borrower;

         (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower shall prepay the Principal Outstanding, together with all interest, fees and other amounts payable under this Agreement; and

         (c) the Borrower shall make the prepayment immediately or, if in the opinion of the Lender delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, no later than the latest permitted day.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

13.      CURRENCY INDEMNITY
--------------------------------------------------------------------------------

13.1     GENERAL

         The Borrower shall indemnify the Lender against any deficiency which arises whenever for any reason (including as a result of a judgment or order or Liquidation:

         (a) the Lender receives or recovers an amount in one currency (the PAYMENT CURRENCY) in respect of an amount denominated under a Transaction Document in another currency (the DUE CURRENCY); and

         (b) the amount actually received or recovered by the Lender under its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

13.2     REIMBURSEMENT

         Where an amount to be reimbursed or indemnified against under a Transaction Document is denominated in a currency other than Australian dollars, if the Lender so requests, the Borrower shall reimburse or indemnify it against the amount of Australian dollars which the Lender certifies that it used to buy the relevant amount of the other currency in accordance with its normal procedures. If the Lender does not so request, the Borrower shall reimburse or indemnify it in that other currency.

14.      INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

14.1     ACCRUAL

         Except where the relevant Transaction Document provides otherwise, interest accrues on each unpaid amount which is due and payable by the Borrower under or in respect of any Transaction Document (including interest under this clause):

         (a) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

         (b) both before and after judgment (as a separate and independent obligation); and

         (c) at the rate determined by the Lender to be the sum of 2% per annum plus the higher of:

                  (i) the rate (if any) applicable to the unpaid amount immediately before the due date; and

                  (ii) the Lender's base lending rate from time to time, plus the Margin.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

14.2 PAYMENT

         The Borrower shall pay interest accrued under this clause on demand and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

15.      INDEMNITIES
--------------------------------------------------------------------------------

         The Borrower shall indemnify the Lender and each Receiver and Attorney against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which the Lender (or any officer or employee of the Lender) incurs as a result of or in connection with:

         (a)      any Event of Default or breach of a Transaction Document;

         (b) any exercise or attempted exercise of any Power or any failure to exercise any Power;

         (c) the Mortgaged Property or the existence of any interest in or control or Power with respect to the Mortgaged Property;

         (d) a Loan requested in a Drawdown Notice not being provided for any reason (including failure to fulfil a condition precedent but excluding default by the Lender); or

         (e) the Lender receiving payments of principal in respect of any Loan before the last day of a Funding Period relating to the Loan for any reason, including prepayment in accordance with this Agreement.

         Without limitation the indemnity will cover any amount determined by the Lender to be incurred because of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain any Loan or amount (including loss of margin) and because of the termination or reversing of any agreement or arrangement entered into by the Lender to fix, hedge or limit its effective cost of funding or maintaining any Loan or amount.

16.      CONTROL ACCOUNTS
--------------------------------------------------------------------------------

         The accounts kept by the Lender constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Borrower under this Agreement.

17.      CONDITIONS PRECEDENT
--------------------------------------------------------------------------------

17.1     CONDITIONS PRECEDENT TO FIRST DRAWDOWN NOTICE

         The right of the Borrower to give the first Drawdown Notice and the obligations of the Lender under this Agreement to make Loans are subject to the condition precedent that the Lender receives all of the following in form and substance satisfactory to the Lender.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         (a) (VERIFICATION CERTIFICATE) A certificate in relation to the Borrower, each Guarantor and EUSA given by a director substantially in the form of annexure B with the attachments referred to and dated not earlier than 7 days before the first Drawdown Date.

         (b) (REGISTRATION OF CHARGES) Evidence that each Charge and each Share Mortgage except the EUSA Share Mortgage and any MaxiLink Share Mortgage has been provisionally registered by the Australian Securities and Investments Commission.

         (c) (STAMPING) Evidence that each Charge and each Share Mortgage except the EUSA Share Mortgage, the EL US Share Mortgage and any MaxiLink Share Mortgage has been lodged for stamping at the Office of State Revenue with a cheque for the appropriate stamp duty.

         (d)      (TRANSACTION DOCUMENTS) Duly executed counterparts of:

                  (i)      this Agreement;

                  (ii)     an agreement amending the EIML Facility.

                  (iii) each Share Mortgage which is not a MaxiLink Share Mortgage;

                  (iv)     each Charge;

                  (v)      a Guarantee by each Guarantor;

                  (vi) a hedging or futures arrangement in relation to shares in The First Australian Fund, Inc.; and

                  (vii) any letter from the Lender to a Guarantor and/or the Borrower agreeing that a document or agreement is a Finance Document or Transaction Document for the purposes of a Charge or Share Mortgage.

         (e) (MORTGAGED PROPERTY) Results of searches, enquiries and requisitions in relation to the Mortgaged Property.

         (f) (BANK'S LAWYERS' OPINION) An opinion of Allen Allen & Hemsley, Australian legal advisers to the Lender.

         (g) (JERSEY LAWYERS' OPINION) An opinion of Jersey counsel satisfactory to the Lender in relation to the EIML Facility and the Guarantee given by EIML in favour of the Lender.

         (h) (DUE DILIGENCE) Evidence that due diligence has been carried out on the Borrower, EAL, EHL, EIML and EUSA to the reasonable satisfaction of the Lender.

17.2 CONDITIONS PRECEDENT TO MAXILINK SHARES BEING COUNTED FOR WEIGHTED AVERAGE SECURITY VALUE

         Shares in MaxiLink will only be treated as Marketable Securities which are Mortgaged Property for the purpose of the definition of Weighted Average Security Value if the Lender receives all of the following in form and substance satisfactory to the Lender:

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         (a) (VERIFICATION CERTIFICATE) a certificate in relation to each MaxiLink Mortgagor substantially in the form of annexure B with the attachments referred to and dated not earlier than 7 days before the date of execution of the relevant MaxiLink Share Mortgage;

         (b) (MAXILINK SHARE MORTGAGE) duly executed counterparts of each MaxiLink Share Mortgage;

         (c) (REGISTRATION OF THE MAXILINK SHARE MORTGAGE) evidence that each MaxiLink Share Mortgage has been provisionally registered by the Australian Securities and Investments Commission;

         (d) (STAMPING) evidence that each MaxiLink Share Mortgage has been lodged at the Office of State Revenue with a cheque for the appropriate stamp duty;

         (e) (BANK'S LAWYERS' OPINION) an opinion of Allen Allen & Hemsley, Australian legal advisers to the Lender; and

         (f) (OTHER DOCUMENTS) any other documents the Lender reasonably requires.

17.3     CONDITIONS PRECEDENT TO EACH LOAN

         The obligations of the Lender to make available any Loan are subject to the further conditions precedent that:

         (a) (REPRESENTATIONS TRUE) the representations and warranties by the Borrower in the Transaction Documents are true as at the date of the relevant Drawdown Notice and the relevant Drawdown Date as though they had been made at that date in respect of the facts and circumstances then subsisting;

         (b) (NO DEFAULT) no Event of Default or Potential Event of Default subsists at the date of the relevant Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Loan;

         (c) (AUTHORISATION) all necessary Authorisations for the provision of that Loan have been obtained; and

         (d) (LOAN TO WEIGHTED AGGREGATE SECURITY VALUE RATIO) the Loan to Weighted Aggregate Security Value Ratio is less than 100%.

18.      REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

18.1     REPRESENTATIONS AND WARRANTIES

         The Borrower makes the following representations and warranties.

         (a) (STATUS) Each Relevant Company is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

         (b) (POWER) Each Relevant Company has the power to enter into and perform its obligations under the Material Documents to which it is

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

                  expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

         (c) (CORPORATE AUTHORISATIONS) Each Relevant Company has taken all necessary corporate action to authorise the entry into and performance of the Material Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

         (d) (DOCUMENTS BINDING) Each Transaction Document to which a Relevant Company is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration. Each Material Document is valid and binding on the parties to it and enforceable against each of them in accordance with its terms.

         (e) (TRANSACTIONS PERMITTED) The execution and performance by each Relevant Company of the Material Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any respect a provision of:

                  (i) a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

                  (ii)     its constitution or other constituent documents; or

                  (iii) any other document or agreement which is binding on it or its assets,

                  and, except as provided by the Transaction Documents, did not and will not:

                  (iv) create or impose a Security Interest on any of its assets; or

                  (v) allow a person to accelerate or cancel an obligation with respect to Finance Debt, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Finance Debt, whether immediately or after notice or lapse of time or both.

         (f)      (ACCOUNTS)

                  (i) Its most recent consolidated audited Accounts give a true and fair view of the matters with which they deal.

                  (ii) There has been no subsequent change in its and its Subsidiaries' state of affairs which may have a Material Adverse Effect.

                  (iii) Those Accounts comply with current accounting practice except to the extent disclosed in them and with all applicable laws.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

                  (iv) All material Finance Debt and other material contingent liabilities are disclosed in those Accounts.

                  (v) No Relevant Company has executed a Guarantee for the purpose of obtaining an order under part 2M.6 of the Corporations Law or an equivalent provision or for the purpose of complying with any such order.

         (g) (NO LITIGATION) No litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to a Relevant Company's knowledge, threatened, which may have a Material Adverse Effect.

         (h)      (NO DEFAULT)

                  (i) No Relevant Company is and none of its Subsidiaries is in default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Finance Debt or is material.

                  (ii) Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both.

         (i) (AUTHORISATIONS) Each Authorisation which is required in relation to:

                  (i) the execution, delivery and performance by a Relevant Company of the Material Documents to which it is expressed to be a party and the transactions contemplated by those documents;

                  (ii)     the validity and enforceability of those documents;
                           and

                  (iii) its business as now conducted or contemplated and which is material (including under Environmental
                           Law),

                  has been obtained or effected. Each is in full force and effect. Each Relevant Company has complied with each of them. It has paid all applicable fees for each of them.

         (j) (NO MISREPRESENTATION) All information provided by a Relevant Company to the Lender is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Transaction Documents, was or is misleading, by omission or otherwise.

         (k) (AGREEMENTS DISCLOSED) Each document or agreement which is material to the Material Documents or which has the effect of varying a Material Document has been disclosed to the Lender in writing.

         (l) (COPIES OF DOCUMENTS) All copies of documents (including its latest audited Accounts and all Authorisations) given by a Relevant Company or on its behalf to the Lender are true and complete copies. Those documents are in full force and effect.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         (m)      (TITLE)

                  (i) It is the sole beneficial owner of all material assets included in its latest audited Accounts free of any other third party right or interest whatever other than as permitted by clause 19.1(f) (NEGATIVE PLEDGE).

                  (ii) None of its or its Subsidiaries' assets is subject to a Security Interest which is not permitted by clause 19.1(f) (NEGATIVE PLEDGE).

         (n) (LAW) Each Relevant Company and each of its Subsidiaries has complied with all laws (including, without limitation, any Environmental Law) binding on it where breach may have a Material Adverse Effect.

         (o) (TRUSTEE) No Relevant Company holds any assets as the trustee of any trust other than a MaxiLink Mortgagor.

         (p) (COMMERCIAL BENEFIT) The entry into and performance by a Relevant Company of its obligations under the Material Documents to which it is a party is for its commercial benefit and is in its commercial interests.

         (q)      (WINDING UP) No action has been taken:

                  (i) in respect of a Relevant Company, or (except as disclosed to the Lender) any of its Subsidiaries, for winding up, dissolution, de-registration or reorganisation; or

                  (ii) for the appointment to or over a Relevant Company, or any of its Subsidiaries, or any of its assets, or any assets of any of its Subsidiaries, of any liquidator, provisional liquidator, official manager, administrator, receiver, receiver and manager, trustee, other controller (as defined in the Corporations Law) or similar official.

18.2     RELIANCE ON REPRESENTATIONS AND WARRANTIES

         The Borrower acknowledges that the Lender has entered the Transaction Documents in reliance on the representations and warranties in this clause.

19.      UNDERTAKINGS
--------------------------------------------------------------------------------

19.1     GENERAL UNDERTAKINGS

         The Borrower undertakes to the Lender as follows. It also undertakes to ensure that each Relevant Company other than a MaxiLink Mortgagor complies with all of the following and that each MaxiLink Mortgagor complies with paragraphs 19.1(a)(viii), 19.1(a)(ix) and 19.1(a)(x), 19.1(b), 19.1(d), 19.1(e) (but only in relation to shares in MaxiLink), 19.1(f) (but only in relation to shares in MaxiLink), 19.1(k) and 19.1(m). In each case these apply, except to the extent that the Lender consents.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         (a)      (CORPORATE REPORTING AND INFORMATION) It will provide to the
                  Lender:

                  (i) (ANNUAL ACCOUNTS) as soon as practicable (but within 120 days) after the close of each of its financial years copies of its consolidated and unconsolidated audited Accounts in respect of that financial year;

                  (ii) (SEMI-ANNUAL MANAGEMENT ACCOUNTS) as soon as practicable (but within 90 days) after the first half of each of its financial years copies of its management accounts in respect of that half-year;

                  (iii) (RATIOS) at the time it provides the Accounts referred to in sub-paragraphs (i) and (ii) a certificate signed by 2 directors of the Borrower which certifies whether in their opinion the Relevant Companies have complied with the financial undertakings in clause 19.13 which details:

                           (A) the figures and calculations supporting the certificate; and

                           (B) any past breaches of those undertakings not already notified and, if applicable, how they were remedied;

                  (iv) (LOAN TO WEIGHTED AGGREGATE SECURITY VALUE RATIO) the Borrower shall report to the Lender:

                           (A) the share price on the preceding Business Day for The First Australian Fund, Inc. shares and The First Commonwealth Fund, Inc. shares which are the subject of any EUSA Share Mortgage or EL US Share Mortgage:

                                    (1)      on the last Business Day of each
                                             calendar month;

                                    (2)      at any other time immediately on
                                             request by the Lender; and

                           (B)      immediately if the Loan to Weighted
                                    Aggregate Security Value Ratio exceeds 100%.

                  (v) (DIRECTORS CERTIFICATE) on the last Business Day of each calendar month, a certificate of 2 directors of the Borrower certifying:

                           (A) whether an Event of Default or Potential Event of Default has occurred; and

                           (B) the Loan to Weighted Aggregate Security Value Ratio on the preceding Business Day (including details of the calculation);

                  (vi) (HEDGING DERIVATIVES) on the last Business Day of each calendar month, a report on the open positions of the hedging derivatives used by the Borrower;

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  (vii)    (DOCUMENTS ISSUED TO SHAREHOLDERS) promptly, all
                           documents provided by it to a stock exchange or holders of Marketable Securities issued by it;

                  (viii) (LITIGATION) promptly, written particulars of any litigation, arbitration, Tax claim, dispute or administrative or other proceeding in relation to a Relevant Company or its Subsidiaries involving a claim exceeding A$1,000,000 or its equivalent other than a claim for worker's compensation;

                  (ix) (GOVERNMENT AGENCY) promptly, any notice, order or material correspondence from or with a Government Agency relating to a Relevant Company's or any Relevant Company's business or assets which may have a Material Adverse Effect; and

                  (x) (OTHER INFORMATION) promptly, any other information in relation to its or any Relevant Company's financial condition or business which the Lender may reasonably request.

         (b) (ACCOUNTING PRINCIPLES) It will ensure that the Accounts provided to the Lender under paragraph (a):

                  (i) comply with current accounting practice except to the extent disclosed in them and with all applicable laws; and

                  (ii) give a true and fair view of the matters with which they deal.

         (c) (AUTHORISATIONS) Each Relevant Company will ensure that each Authorisation required for:

                  (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

                  (ii)     the validity and enforceability of those documents;
                           and

                  (iii) the carrying on by it and its Subsidiaries of its and their business as now conducted or contemplated (including under Environmental Law),

                  is obtained and promptly renewed and maintained in full force and effect. It will pay all applicable fees for them. It will provide copies promptly to the Lender when they are obtained or renewed.

         (d) (NOTICE TO LENDER) Each Relevant Company will notify the Lender as soon as it becomes aware of:

                  (i)      any Event of Default or Potential Event of Default;

                  (ii) any proposal by a Government Agency to acquire compulsorily the whole or a substantial part of its or any of its Subsidiaries' assets or business;

                  (iii) any substantial dispute between it or any of its Subsidiaries and a Government Agency; and

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  (iv)     any change in its Authorised Officers, giving
                           specimen signatures of any new Authorised Officer appointed, and, where requested by the Lender, evidence satisfactory to the Lender of the authority of any Authorised Officer.

         (e) (DISPOSAL OF ASSETS) No Relevant Company will sell or otherwise dispose of, part with possession of, or create an interest in all or a substantial part of its assets or agree or attempt to do so (whether in one or more related or unrelated transactions) except:

                  (i)      as permitted by paragraph (f);

                  (ii) disposals of assets in exchange for other assets comparable in value (other than a factoring on recourse terms or a sale and Lease back or similar transaction); and

                  (iii) disposals in the ordinary course of day-to-day trading at arm's length.

                  Where a Subsidiary issues shares and its holding company does not acquire all the shares, or (as the case may be) a ratable portion of those shares according to its then shareholding, the holding company will be taken to have disposed of the shares it does not acquire.

         (f) (NEGATIVE PLEDGE) No Relevant Company will create or allow to exist a Security Interest over its assets other than:

                  (i) a lien arising by operation of law in the ordinary course of day-to-day trading and not securing Finance Debt where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith; and

                  (ii) a margin deposit under a foreign exchange or interest rate hedging arrangement, entered into in good faith on normal commercial terms at arm's length in the ordinary course of business.

         (g) (SECURITY DEPOSIT) No Relevant Company will deposit or lend money on terms that it will not be repaid until its or another person's obligations or indebtedness are performed or discharged. It will not deposit money with or lend money to a person (other than the Lender) to whom it is, or is likely to become, actually or contingently indebted.

         (h) (TITLE RETENTION) No Relevant Company will enter into an agreement with respect to the acquisition of assets on title retention terms except in the ordinary course of day-to-day trading.

         (i) (SALE AND LEASE BACK) No Relevant Company will sell or otherwise dispose of any of its assets to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be Leased to a Relevant Company or its Associate.

         (j) (CORPORATE EXISTENCE) Each Relevant Company will do everything necessary to maintain its corporate existence in good standing. It will

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  not transfer its jurisdiction of incorporation or enter any merger or consolidation.

         (k) (COMPLIANCE WITH LAW) Each Relevant Company will comply fully with all laws binding on it.

         (l) (PAY TAXES) Each Relevant Company will pay all Taxes payable by it when due, but:

                  (i) it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay may have a Material Adverse Effect; and

                  (ii) to the extent liable, it will pay those Taxes which it is liable to pay on the final determination or settlement of the contest.

         (m) (COMPLIANCE AND ENFORCEMENT OF MATERIAL DOCUMENTS) Each Relevant Company will:

                  (i) comply fully with its obligations under the Material Documents;

                  (ii) enforce each Material Document to which it is a party and exercise its rights, authorities and discretions under those documents prudently and while an Event of Default or Potential Event of Default subsists, in accordance with the directions (if any) of the Lender; and

                  (iii) use its best endeavours to keep the Material Documents valid and enforceable.

         (n)      (VARIATION OF MATERIAL DOCUMENTS) No Relevant Company will:

                  (i) amend or vary, or consent to any amendment or variation of;

                  (ii) avoid, release, surrender, terminate, rescind, discharge (other than by performance) or accept the repudiation of;

                  (iii) expressly or impliedly waive, or extend or grant any time or indulgence in respect of, any provision of or obligation under; or

                  (iv) do or permit anything which would enable or give grounds to another party to do anything referred to in sub-paragraphs (i), (ii) or (iii) in relation to,

                  a Material Document.

         (o) (INSURANCE) Each Relevant Company will keep in force insurance for its business and assets as would a prudent business of its size conducting its business and having its assets.

         (p)      (COMMERCIAL DEALINGS)

                  (i) No Relevant Company will deal in any way with any person except at arm's length in the ordinary course of business for valuable commercial consideration.

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  (ii)     A Relevant Company may only deal with an Associate
                           which has not given a Charge or a Satisfactory Guarantee if a person satisfactory to the Lender verifies the adequacy of the consideration or otherwise verifies compliance with sub-paragraph (i).

         (q)      (FINANCIAL ASSISTANCE) No Relevant Company will:

                  (i) advance money or make available financial accommodation to or for the benefit of; or

                  (ii) give a Guarantee or Security Interest in connection with an obligation or liability of,

                  a person, but it may:

                  (iii) deposit funds with a bank in the ordinary course of its business unless it owes Finance Debt to that bank and the bank is not the Lender;

                  (iv) allow its customers to acquire goods and services on extended terms in the ordinary course of trading;

                  (v) enter into foreign exchange and interest rate hedging arrangements in good faith on normal commercial terms at arm's length in the ordinary course of business and meet margin requirements under those arrangements;

                  (vi) advance any money or make available financial accommodation provided the total of all advances and financial accommodation provided or made available by all Relevant Companies other than MaxiLink Mortgagors (excluding any referred to in subparagraph (vii) does not at any time exceed A$5,000,000; and

                  (vii) advance money or make available financial accommodation to an entity which has given a Charge or a Satisfactory Guarantee.

         (r) (DISTRIBUTIONS) No Relevant Company will pay or distribute any money or other asset (including by management or other fee, interest, dividend, return of capital, repayment or redemption) to or for the benefit of a shareholder in that capacity or to an Associate except:

                  (i) dividends in the ordinary course of business paid out of trading profits (which excludes, for this purpose, extraordinary items, sales of fixed assets and revaluations) when no Event of Default subsists;

                  (ii) reasonable directors' fees and salaries and other emoluments; and

                  (iii)    payments under dealings permitted under paragraph
                           (p).

         (s) (CHANGE OF BUSINESS) No Relevant Company will cease or materially change its business. It will not take action whether by acquisition or otherwise which alone or together would materially

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  alter the nature of the business of the Relevant Companies taken as a whole.

         (t) (FINANCE DEBT) No Relevant Company will incur any Finance Debt except:

                  (i)      under the Transaction Documents; or

                  (ii)     to any person who has given a Satisfactory Guarantee.

         (u)      (SUBSIDIARIES)

                  (i) No Relevant Company will create or acquire a Subsidiary unless at the time of becoming a Subsidiary the Subsidiary gives a Satisfactory Guarantee.

                  (ii) Each Relevant Company will ensure that each of its Subsidiaries complies with paragraphs (e) to (l),
                           (o), (p), (q), (s) and (t) inclusive as if binding on each of them and as if references to IT were to the Subsidiary.

         (v) (YEAR 2000 COMPLIANCE) In respect of Year 2000 compliance, it will diligently implement a program designed to ensure that its Systems are Year 2000 Compliant.

         (w) (RATIFICATION) As holder of shares, units or any other direct or indirect interest in any Relevant Company, it ratifies and confirms the execution, delivery and performance by each Relevant Company of each Transaction Document. It will be taken to have ratified and confirmed the execution, delivery and performance of each Satisfactory Guarantee to which any entity in which it has such an interest is at any time expressed to be party.

         (x) (INTER COMPANY DEBT) It will not release or waive Finance Debt owed by a Relevant Company or Associate other than any person who has given a Charge or a Satisfactory Guarantee.

         (y) (VALUATION) On reasonable request by the Lender a Relevant Company will obtain and promptly provide to the Lender at its cost a valuation of any asset nominated by the Lender conducted by an independent valuer acceptable to the Lender. That request may only be made once in a 12 month period.

         (z) (SALE OPINION) On reasonable request by the Lender a Relevant Company will provide to the Lender at its cost an opinion from an independent merchant bank or stock broker acceptable to the Lender on the prospects of selling all or part of any asset nominated by the Lender.

19.2     LOAN TO WEIGHTED AGGREGATE SECURITY VALUE

         If at any time the Loan to Weighted Aggregate Security Value Ratio exceeds 105%, then the Lender may give written notice to the Borrower, on receipt of which the Borrower must within 5 Business Days (or longer period allowed by the Lender in its absolute discretion) following receipt of the written notice permanently repay the facility and reduce the Commitment by an

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         amount necessary to ensure the Loan to Weighted Aggregate Security Value Ratio equals or is less than 100%, unless by the due time for that payment the Borrower has:

         (a) deposited cash into a deposit account with the Lender in Australian dollars at least equal to an amount, and provide the Lender with all security or set off rights over the account which the Lender may require; or

         (b) provided further security of a nature and value satisfactory to the Lender and its solicitors,

         so that the Loan to Weighted Aggregate Security Value Ratio is equal to or less than 100%.

19.3     OTHER FINANCIAL UNDERTAKINGS

         The Borrower undertakes that at all times it will ensure the following.

         (a) The total of dividends and amounts paid by way of share buy back, return of capital or any other distribution to its shareholders in any year will not exceed 50% of its annual net operating cash flow after Interest and Tax or any other amount approved by the Lender.

         (b) The ratio of Total Liabilities to Total Tangible Assets is not more than 0.7:1.

         (c) The ratio of EBIT to Interest Expense in any 6 months is not less than 2:1.

         (d)      Net Worth is at least A$35,000,000.

19.4     TERM OF UNDERTAKINGS

         Each undertaking in this clause continues from the date of this Agreement until the Secured Money is fully and finally paid.

20.      EVENTS OF DEFAULT
--------------------------------------------------------------------------------

20.1     EVENTS OF DEFAULT

         Each of the following is an Event of Default (whether or not it is in the control of any Relevant Company).

         (a) (OBLIGATIONS UNDER TRANSACTION DOCUMENTS) A Relevant Company fails:

                  (i) to pay an amount payable by it under a Transaction Document when due;

                  (ii) to comply with its obligations in clause 19.2 or 19.3;

                  (iii) to comply with any of its other obligations under a Transaction Document and, if in the opinion of the Lender that failure can be remedied within 14 days, does not remedy the failure within that period; or

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  (iv)     to satisfy within the time stipulated anything which
                           the Lender made a condition of its waiving compliance with a condition precedent or undertaking in a Transaction Document.

         (b) (MISREPRESENTATION) A representation, warranty or statement by or on behalf of a Relevant Company in a Transaction Document, or in a document provided under or in connection with a Transaction Document, is not true in a material respect or is misleading when made or repeated.

         (c)      (CROSS DEFAULT)

                  (i) Finance Debt of a Relevant Company totalling at least A$1,000,000 or its equivalent:

                           (A)      is not paid when due (or within an
                                    applicable grace period); or

                           (B) becomes due and payable or capable of being declared due and payable before its stated maturity or expiry; or

                  (ii) a facility or obligation granted or owed by a person to a Relevant Company to provide financial accommodation or to acquire or underwrite Finance Debt totalling at least A$1,000,000 or its equivalent is prematurely terminated; or

                  (iii) an "Event of Default" as defined in another Transaction Document occurs.

                  For the purpose of this paragraph, if a person is required to provide cash cover for Finance Debt as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Finance Debt will be taken to be due and payable. Sub-paragraphs (i)(B) and (ii) will not apply if a Relevant Company exercises an optional right of prepayment or termination in the absence of actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called.

         (d)      (ADMINISTRATION, WINDING UP, ARRANGEMENTS, INSOLVENCY ETC)

                  (i)      An administrator of a Relevant Company is appointed.

                  (ii) Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Lender:

                           (A)      an application or an order is made,
                                    proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for:

                                    (1)      the winding up, dissolution or
                                             administration of a Relevant
                                             Company; or

                                    (2)      a Relevant Company entering into an
                                             arrangement, compromise or
                                             composition with

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                                             or assignment for the benefit of
                                             its creditors or a class of them,

                                    (other than frivolous or vexatious
                                    applications, proceedings, notices and
                                    steps); or

                           (B) a Relevant Company ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets.

                  (iii)    A Relevant Company:

                           (A) is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

                           (B) stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

         (e)      (ENFORCEMENT AGAINST ASSETS)

                  (i) A receiver, receiver and manager, administrative receiver or similar officer is appointed to a Relevant Company or any of its assets; or

                  (ii) a Security Interest becomes enforceable or is enforced over, or a distress, attachment or other execution is levied or enforced or applied for over,

                  all the assets and undertaking of a Relevant Company or any asset with a value in excess of A$1,000,000 or its equivalent or for a debt in excess of that figure.

         (f) (REDUCTION OF CAPITAL) Without the prior consent of the Lender, a Relevant Company:

                  (i) reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares);

                  (ii) passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under chapter 2J of the Corporations Law or an equivalent provision, or calls a meeting to consider such a resolution; or

                  (iii) applies to a court to call any such meeting or to sanction any such resolution or reduction.

         (g) (INVESTIGATION) An investigation into all or part of the affairs of any Relevant Company commences under companies legislation in circumstances material to its financial condition.

         (h) (ANALOGOUS PROCESS) Anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or which has substantially similar effect, occurs with respect to any Relevant Company under any overseas law or any law which commences or is amended after the date of this Agreement.

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         (i)      (VITIATION OF DOCUMENTS)

                  (i) All or any part of a Material Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

                  (ii) a party becomes entitled to terminate, rescind or avoid all or part of a Material Document; or

                  (iii) a party other than the Lender alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph
                           (ii).

         (j) (AMENDMENT OF CONSTITUTION) The constitution or other constituent documents of any Relevant Company are amended in a material respect without the prior consent of the Lender (which will not be withheld unreasonably).

         (k) (REVOCATION OF AUTHORISATION) An Authorisation which is material to the performance by any Relevant Company of a Material Document, or to the validity and enforceability of a Material Document or to the security of the Lender, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Lender, and is not replaced by another Authorisation acceptable to the Lender.

         (l) (MATERIAL ADVERSE CHANGE) Any other event or series of events, whether related or not, occurs (including a material adverse change in the business, assets or financial condition of any Relevant Company or the value of the Mortgaged Property), which in the reasonable opinion of the Lender may have a Material Adverse Effect.

         (m) (CONTROL OF BORROWER AND GUARANTORS) Without the prior consent of the Lender:

                  (i) any Relevant Company other than a MaxiLink Mortgagor becomes a Subsidiary of another person; or

                  (ii) in the opinion of the Lender there is a material change in the ownership, management or control of any Relevant Company.

         (n)      (COMPULSORY ACQUISITION)

                  (i) All or any substantial part of the Mortgaged Property of a Relevant Company is compulsorily acquired by or by order of a Government Agency or under law;

                  (ii) a Government Agency orders the sale, vesting or divesting of all or any substantial part of the Mortgaged Property of a Relevant Company; or

                  (iii) a Government Agency takes a step for the purpose of any of the above or proposes or threatens to do any of the above.

         (o) (GOVERNMENTAL INTERFERENCE) A law or anything done by a Government Agency wholly or partially to a material extent renders

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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                  illegal, prevents or restricts the performance or
                  effectiveness of a Material Document or otherwise has a Material Adverse Effect.

20.2     CONSEQUENCES

         In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default (whether or not it is continuing) the Lender may do all or any of the following:

         (a) by notice to the Borrower declare all sums actually or contingently owing under this Agreement immediately due and payable, and the Borrower shall immediately pay the Principal Outstanding together with accrued interest and fees and all other sums;

         (b)      by notice to the Borrower cancel the Commitment;

         (c) at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Lender on the affairs, financial condition and business of any Relevant Company.

                  The Borrower will ensure that each Relevant Company shall do everything in its power to ensure the review and report can be carried out promptly, completely and accurately. Without limitation, it shall co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Relevant Company and are given all information concerning any Relevant Company which they require from time to time. It shall ensure that all officers and employees of each Relevant Company do the same.

21.      EXPENSES
--------------------------------------------------------------------------------

         The Borrower shall reimburse the Lender, each Receiver and each Attorney for its expenses in relation to:

         (a) the preparation, execution and completion of the Transaction Documents and any subsequent consent, agreement, approval, waiver or amendment; and

         (b)       (i)     any actual or contemplated enforcement of the
                           Transaction Documents, or the actual or contemplated exercise, preservation or consideration of any Powers under the Transaction Documents or in relation to the Mortgaged Property; and

                  (ii) any enquiry by a Government Agency concerning any Relevant Company or the Mortgaged Property or a transaction or activity the subject of the Transaction Documents or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided.

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LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
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         This includes legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis, expenses incurred in retaining consultants to evaluate matters of material concern to the Lender, any Receiver or Attorney, and administrative costs including time of its executives (whose time and costs are to be charged at reasonable rates).

22.      STAMP DUTIES
--------------------------------------------------------------------------------

         (a) The Borrower shall pay or reimburse the Lender for all stamp, transaction, registration and similar Taxes (including fines and penalties) on or in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment, receipt or other transaction contemplated by any Transaction Document.

         (b) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to the Lender by a bank or financial institution.

         (c) The Borrower shall indemnify the Lender against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds (with all necessary documents) to do so by the Borrower.

23.      GST
--------------------------------------------------------------------------------

         (a) All payments to be made by a Relevant Company under or in connection with any Transaction Document have been calculated without regard to GST.

         (b) If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when a Relevant Company makes the payment:

                  (i) it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

                  (ii) the Lender will promptly provide to the Relevant Company a tax invoice complying with the relevant GST legislation.

         (c) Where under any Transaction Document a Relevant Company is required to reimburse or indemnify for an amount, it will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the relevant Lender determines that it is entitled to claim in respect of that amount.

24.      SET-OFF
--------------------------------------------------------------------------------

         (a) If an Event of Default or Potential Event of Default subsists the Lender may apply any credit balance in any currency (whether or not

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

                  matured) in any account of the Borrower with any branch of the Lender towards satisfaction of any sum then due and payable by the Borrower to the Lender under or in relation to any Transaction Document. The Lender need not make the application.

         (b)      The Lender may exchange currencies to make that application.

25.      WAIVERS, REMEDIES CUMULATIVE
--------------------------------------------------------------------------------

         (a) No failure to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

         (b) The rights, powers and remedies provided to the Lender in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

26.      SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

         Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

27.      SURVIVAL OF REPRESENTATIONS
--------------------------------------------------------------------------------

         All representations and warranties in any Transaction Document survive the execution and delivery of the Transaction Documents and the provision of advances and accommodation.

28.      INDEMNITY AND REIMBURSEMENT OBLIGATIONS
--------------------------------------------------------------------------------

         Unless otherwise stated, each indemnity, reimbursement or similar obligation in a Transaction Document:

         (a) is of a continuing nature and is independent of each other obligation;

         (b)      is payable on demand; and

         (c)      survives termination or discharge of the Transaction Document.

29.      MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

         To the full extent permitted by law all legislation which at any time directly or indirectly:

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

         (a) lessens, varies or affects in favour of the Borrower any obligation under a Transaction Document; or

         (b) delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by a Transaction Document,

         is excluded from the Transaction Documents.

30.      CONSENTS AND OPINIONS
--------------------------------------------------------------------------------

         Except where expressly stated the Lender may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

31.      ASSIGNMENTS
--------------------------------------------------------------------------------

31.1     ASSIGNMENT BY BORROWER

         The Borrower may only assign or transfer any of its rights or obligations under this Agreement with the prior written consent of the Lender, such consent not to be withheld unreasonably, if the assignee or transferee is a Relevant Company other than a MaxiLink Mortgagor.

31.2     ASSIGNMENT BY LENDER

         The Lender may assign or transfer all or any of its rights or obligations under the Transaction Documents at any time if:

         (a)      any necessary prior Authorisation is obtained;

         (b) the transferee or assignee is a Related Entity of the Lender or the Borrower has given its prior consent, which consent:

                  (i)      must not be withheld unreasonably; and

                  (ii) will be taken to have been given if no response is received within 15 days of the request for consent; and

         (c) in the case of a transfer of obligations, the transfer is effected by a novation in form and substance reasonably satisfactory to the Borrower.

31.3     DISCLOSURE

         The Lender may disclose to a proposed assignee, transferee or sub-participant information which relates to a Relevant Company or was furnished in connection with the Transaction Documents if it first obtains the consent of the Borrower (who shall not unreasonably withhold that consent).

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

31.4     CHANGE OF LENDING OFFICE

         The Lender may change its Lending Office if it first notifies and consults with the Borrower.

31.5     NO INCREASED COSTS

         Despite anything to the contrary in this Agreement, if the Lender assigns its rights under this Agreement or changes its Lending Office, the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment or change and of which the Lender or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change.

32.      NOTICES
--------------------------------------------------------------------------------

         All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement:

         (a) must be in writing signed by an Authorised Officer of the sender; and

         (b) will be taken to be given or made when delivered, received or left at the address or fax number of the recipient shown in this Agreement or to any other address or fax number which it may have notified the sender but, if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be taken to have been given or made at the commencement of business on the next day on which business is generally carried on in that place.

33.      AUTHORISED OFFICERS
--------------------------------------------------------------------------------

         The Borrower irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower warrants that those persons have been authorised to give notices and communications under or relating to the Transaction Documents.

34.      GOVERNING LAW AND JURISDICTION
--------------------------------------------------------------------------------

         This Agreement is governed by the laws of New South Wales. The Borrower submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

35.      COUNTERPARTS
--------------------------------------------------------------------------------

         This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

36.      ACKNOWLEDGEMENT BY BORROWER
--------------------------------------------------------------------------------

         The Borrower confirms that:

         (a) it has not entered into any Transaction Document in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Lender or any Related Entity of the Lender (including any advice, warranty, representation or undertaking); and

         (b) neither the Lender nor any Related Entity of the Lender is obliged to do anything (including disclose anything or give advice),

         except as expressly set out in the Transaction Documents.


EXECUTED in Sydney.


Each attorney executing this Agreement states that he has no notice of revocation or suspension of his power of attorney.

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

THE COMMON SEAL of                               )
HSBC BANK AUSTRALIA LIMITED was affixed hereto   )
by the authority of the Board of Directors in    )
the presence of:                                 )
                                                 )


/s/ Steven McKeane                         /s/ Philip Charles Lidstone Hulberton
------------------------------             -------------------------------------
Signature                                  Signature

       Steven McKeane                        Philip Charles Lidstone Hulberton
------------------------------             -------------------------------------
Print name                                 Print name

      Company Secretary                      Director
------------------------------             -------------------------------------
Office held                                Office held
EQUITILINK LIMITED            )


/s/ Melissa Brown                          /s/ Barry Sechos
------------------------------             -------------------------------------
Signature                                  Signature

       Melissa Brown                           Barry Sechos
------------------------------             -------------------------------------
Print name                                 Print name

     Company Secretary                         Director
------------------------------             -------------------------------------
Office held                                Office held

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

ANNEXURE A

DRAWDOWN NOTICE
--------------------------------------------------------------------------------

[*] - DRAWDOWN NOTICE NO. [*]

This is an irrevocable notice under clause [*] of the Facility Agreement dated [*] (the FACILITY AGREEMENT).

(1)      We wish to draw on [*] (the DRAWDOWN DATE).
         NOTE:  DATE IS TO BE A BUSINESS DAY.

(2)      The total principal amount to be drawn is [*].
         NOTE:  AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2.

(3)      Particulars of each Loan are as follows:

         PRINCIPAL AMOUNT                               FUNDING PERIOD

         [*]                                            [*]

         [*]                                            [*]

         [*]                                            [*]

         NOTE: AMOUNTS TO COMPLY WITH CLAUSE [*]. LENGTH OF FUNDING PERIOD TO COMPLY WITH CLAUSE [*].

(4)      Please remit the proceeds to account number [*] at [*].

(5)      We represent and warrant as follows.

         (a) [Except as disclosed in paragraph (c)] the representations and warranties in the Facility Agreement are true as though they had been made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting.

         (b) [Except as disclosed in paragraph (c)] no Event of Default [or Potential Event of Default] subsists or will result from the drawing.

         [(c) Details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken/propose] the following remedial action [*].]

         NOTE: INCLUSION OF A STATEMENT UNDER PARAGRAPH (C) WILL NOT PREJUDICE THE CONDITIONS PRECEDENT IN THE AGREEMENT.

Definitions in the Facility Agreement apply in this Drawdown Notice.

On behalf of EQUITILINK LIMITED

By:                                [Authorised Officer]

LOAN AGREEMENT                                             ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------

DATED [*]

ANNEXURE B

VERIFICATION CERTIFICATE
--------------------------------------------------------------------------------


TO: HSBC Bank Australia Limited as Lender under the Facility Agreement (as defined below) and to its substitutes and assigns.



A$ 35,000,000 FACILITY FOR EQUITILINK LIMITED

I am a [secretary/director] of [*] (the COMPANY).

I refer to the Loan Agreement dated [*] (the FACILITY AGREEMENT) between [*].

Definitions in the Facility Agreement apply in this Certificate.

Attached are complete copies of the following.

(a) A registered power of attorney under which the Company executed any Transaction Document to which it is expressed to be a party relating to the above facility.

(b) Extracts of minutes of a meeting of directors of the Company authorising the execution[, explaining why the directors believe it is in the best interests of the Company NOTE TO BE INCLUDED FOR THE GUARANTORS AND MORTGAGORS UNDER ANY SHARE MORTGAGE].

(c) A certificate of incorporation and constituent documents for the Company, if they are not already held by the Lender.

(d) Specimen signatures of all those authorised to give drawdown and other notices for the Company or to sign the Transaction Documents.

If any of the documents in paragraph (c) are already held by the Lender, I confirm [they are complete and up-to-date] [the attached amendments are all subsequent amendments to them].

The Company is solvent. It is not prevented by Chapter 2E or any other provision of the Corporations Law from entering into and performing any of those agreements or securities.



---------------------------------------------
Secretary/Director